UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2010

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2010, PPG Industries, Inc. (the “Company”) issued a press release announcing that the Company and its wholly-owned subsidiary, PPG Paints Trading Shanghai (China) (“SPT”), have reached a settlement with the U.S. Department of Justice (the “DOJ”) and the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) related to violations of U.S. export control laws in connection with certain paint shipments in 2006 for use by the Pakistan Atomic Energy Commission in the construction of a nuclear power plant. SPT has pled guilty in U.S. District Court to four charges under U.S. export control laws, will pay fines of $3 million for civil and criminal violations, along with $32,319 in criminal forfeitures, and will serve five years of corporate probation. In addition, the Company entered into a cooperation and non-prosecution agreement with the DOJ under which the U.S. government has agreed not to bring charges related to this matter against the Company or its affiliates. The Company also agreed to resolve the BIS investigation by paying a civil penalty of $750,000 and entering into certain other agreements. A copy of the press release is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated December 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: December 21, 2010	/S/ CHARLES E. BUNCH
Charles E. Bunch
Chairman and Chief Executive Officer

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